UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of the Corporation was held on April 16, 2013 for the purposes of (i) electing 12 directors to hold office until the next annual meeting of stockholders, (ii) holding an advisory vote on executive compensation, (iii) ratifying the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2013 fiscal year and (iv) holding a vote on one stockholder proposal.

All of management’s nominees for director as named in the proxy statement for the meeting were elected by the votes set forth in the table below.

	FOR	WITHHELD	BROKER NON-VOTES
Election of Directors
Linda Walker Bynoe	198,280,098	3,134,579	11,365,082
Nicholas D. Chabraja	154,877,019	46,537,658	11,365,082
Susan Crown	194,977,588	6,437,089	11,365,082
Dipak C. Jain	196,580,234	4,834,443	11,365,082
Robert W. Lane	199,714,150	1,700,527	11,365,082
Edward J. Mooney	194,607,716	6,806,961	11,365,082
Jose Luis Prado	200,051,996	1,362,681	11,365,082
John W. Rowe	193,936,804	7,477,873	11,365,082
Martin P. Slark	197,418,833	3,995,844	11,365,082
David H.B. Smith, Jr.	199,900,172	1,514,505	11,365,082
Charles A. Tribbett III	199,918,543	1,496,134	11,365,082
Frederick H. Waddell	191,951,345	9,463,332	11,365,082

The Corporation’s executive compensation was approved, on advisory basis, by the votes set forth in the table below.

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTE
Advisory vote on executive compensation	173,382,924	25,169,359	2,862,394	11,365,082

The appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2013 fiscal year was ratified by the votes set forth in the table below.

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTE
Ratification of independent registered accounting firm	210,001,899	2,233,073	544,787	N/A

The stockholder proposal regarding additional disclosure of political and lobbying contributions was defeated, by the votes set forth in the table below.

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTE
Stockholder proposal regarding additional disclosure of political and lobbying contributions	52,730,337	120,095,362	28,588,978	11,365,082

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: April 17, 2013	By:	/s/ Rose. A. Ellis
Rose A. Ellis Corporate Secretary